Ask Joe


             "You want to know ask Joe."

                  November 12, 2009




A steady stream of exciting events have taken place since my previous Ask Joe column on November 26, 2008. Because many of these developments have already been the subject of public announcements and industry events, the most important of which have come from our licensees, I have waited until now to write a new Ask Joe column. My purpose in doing so now is simple and straightforward: I believe that the chain of events that have occurred during the past year, and particularly during the past six months, has been unprecedented and extraordinary. It's easy to miss the significance of these important developments when one considers that, also during this time, there have been major upheavals in the world markets, including financial institutions which have failed or needed bailing out, major corporations in bankruptcy, and wild stock market gyrations.

As those who know me have come to expect, I like to start with the fundamentals. Things are going well from a technical standpoint. After helping our licensees resolve issues of low adhesion that I spoke about in my last column, our talented R&D team, led by our Chairman, Chief Technology Officer and Founder, Bob Saxe, and by Steve Slovak, our Vice President of Technology, now work closely with our production licensees and also their customers, to continue to validate the durability of SPD-Smart products under even extreme environmental conditions, and have generated data for our licensees, government agencies and consumers about the remarkable energy efficiency benefits and functionality that SPD-Smart products offer. Our particular focus is on the predictable production and high volumes that we and our licensees expect to come from the automotive industry, and I am pleased to say that the results of these efforts are going very well.

In addition to the unprecedented pace of activities, especially by our licensees in the business development area, I believe that there are other strong indications that Research Frontiers has entered the next significant phase of our company's history. Probably the most telling change from prior years is how our largest licensees have described their businesses based around our SPD technology.

Our automotive glass licensee, Pittsburgh Glass Works, recently issued a press release that reviewed milestones for their first year as an independent company after being spun off by PPG Industries. PGW cited their four most noteworthy accomplishments:
(1) their work with the Department of Energy, (2) their success in working with the California Air Resources Board (CARB) to mandate high energy-efficiency glass for automobiles sold in California, (3) their long-term laminated glass supply contract for Mercedes, and (4) their work with SPD technology.

Our licensee Pilkington also highlighted the importance of their work with SPD technology on the occasion of their acquiring a license from Research Frontiers to cover SPD-Smart automotive glass. Anthony R. Shaw, Vice President Technology - Automotive for
Pilkington noted in September:

"Our SPD teams in the UK, Germany, Japan and the US have been working closely and intensely with Research Frontiers and our lead OEM customer to introduce SPD-Smart end-products to the global automotive market. SPD technology is a high-performing technology that offers many distinctive performance, safety, comfort and energy-saving benefits desired by OEMs and their customers. We see exciting opportunities ahead in the very near future."

Having recently experienced firsthand in Europe the work that Pilkington has done in the automotive glass industry for one of their customers, and having seen the production work that their parent company, Nippon Sheet Glass, has done in Japan just a few weeks ago when I visited NSG's factory there, I can also personally say that we too see exciting opportunities ahead in the automotive industry.

Enabling much of this activity is the hard work, dedication, and substantial resources that our film-making licensee, Hitachi Chemical, has devoted to their business unit devoted to our SPD-Smart technology. Public statements made for the first time about their SPD film division by Mr. Kazuyuki Tanaka, Hitachi Chemical's new president, show Hitachi Chemical's confidence, and demonstrate how strategically important SPD-Smart technology is to Hitachi's future and their commitment to it. In his presentation to securities analysts about Hitachi Chemical's most recently completed fiscal year, Mr. Tanaka highlighted Hitachi Chemical's desire to establish next-generation core businesses to supplement and replace their existing core businesses. Part of this effort was a company-wide initiative to begin what Hitachi has designated as "Urgent Sales Growth Projects." We are pleased to report that SPD light-control film technology is one of the two Urgent Sales Growth Projects highlighted in Mr. Tanaka's presentation, putting it on a path to potentially become one of Hitachi Chemical's future core businesses.

These statements by Hitachi were followed in July by (1) the launch of Hitachi Chemical's new web site devoted to SPD-Smart technology, and
(2) Hitachi Chemical's projections contained in an article about their SPD film sales reaching 5 billion yen (approximately $53.4 million) in 2012.

As they say, actions speak louder than words. With the technical challenges behind them, Hitachi's production team in Japan routinely produces high quality SPD-Smart light control film for our end-product licensees around the world. Equally important in my opinion is that their sales teams in Japan, the U.S. and Europe are coordinating with Research Frontiers and our end-product licensees to support various sales and marketing initiatives in each of these areas. In late October, I toured Hitachi Chemical's newest production facilities in Japan for SPD-Smart film. This newly built, state-of-the-art and highly automated facility devoted to SPD film production reinforces in my mind Hitachi Chemical's commitment to efficiently producing the highest quality and best performing light-control technology in the world. The capital investment that they have made also gives Hitachi Chemical the high production capacity currently available to supply the emerging global markets for SPD-Smart film.

Our licensee Innovative Glass Corp. announced in February 2009 the completion of the world's largest commercial project using next-generation SPD-Smart film produced by production coaters at Hitachi Chemical. This SPD-SmartGlass project at Indiana University was implemented in two phases. The first phase consisted of the installation of 59 interior panels that were used in the Legacy boardroom, classrooms and lecture hall. After the first interior phase was complete, the second phase was implemented, and nine large exterior panels were fabricated into high performance one-inch insulated glass units. This gave the glass exceptional characteristics, with a wide, variable and dynamic light transmission range, as well as significant sound-attenuating properties. This project was a milestone in that it not only successfully concluded the beta test phase of use of SPD-Smart glass in the commercial architectural smart glass market, but also paved the way for additional SPD-SmartGlass projects by Innovative Glass. These successes also garnered very favorable media and industry attention including a program by the Discovery Channel on building the skyscraper of the future. This episode of Mega Engineering aired in late September and devoted an entire segment of the program to the strategic importance of using smart glass to make smarter and more functional buildings that can save substantial energy costs both in terms of lower heating and air conditioning costs, and with reduced energy used for illumination due to the benefits of daylight harvesting. Backing up this energy savings data were two seminal presentations made at our annual meeting in June providing data demonstrating the energy-saving characteristics of SPD-Smart windows, with resulting solar heat gain coefficients (the main indicator of transmission of solar heat through windows) possible that are better than the published performance characteristics of any other window that we could find - smart or otherwise. Add to these remarkable solar heat gain results, the estimated additional $20-35 billion in annual cost savings in the U.S. alone that can come from daylight harvesting, and it becomes clear that SPD-Smart windows should play a very significant role in the growing green building movement. Since its release in June, this data has attracted the attention of various government agencies as well as innovative architects, design professionals, and facilities managers.

Also active is our licensee Smart Glass International which has won industry and design awards for their SPD-Smart product line. Originally licensed for architectural SPD-SmartGlass applications the UK and Ireland, SGI expanded their license in June to cover all areas of the world outside of North America. As part of this business expansion regarding SPD architectural products, SGI also granted the SCHOTT Group rights to sell SGI's SPD-SmartGlass products in all areas of the world outside of the UK and Ireland (which is currently handled directly by SGI) and North America. SCHOTT has distribution and sales offices in 125 countries, so this partnership between SGI and SCHOTT regarding SPD-Smart products can significantly extend the reach and local presence of SPD-Smart products across the world.

It has always been our goal to have multiple sources of SPD-Smart film.
Over the past year or so, SPD-Smart film produced in Italy by our licensee Isoclima using emulsion produced in Japan by our licensee DIC Corporation (formerly known as Dainippon Ink and Chemicals) has appeared at various trade shows including the Vitrum Glass Show in Milan and Glasstec in Dusseldorf, which is the world's largest show for the glass industry.
In September, I visited and was impressed with the production capacity at Isoclima's film manufacturing facility in Italy, and reviewed some of the recent improvements that they had made in the production and performance of SPD film. We expect additional SPD film production capacity to be added as early as next year.

Thanks to the availability of high-quality SPD-Smart film, even our newer licensees such as GKN Aerospace have been able to hit the ground running. GKN has exhibited SPD-Smart armored glass for vehicles at several major industry security conferences including the FPED in Virginia in May, the DSEI in London in September, and the AUSA in Washington, DC in October. GKN recently announced that they were awarded a $425,000 U.S. Department of Defense contract for SPD-Smart bullet-resistant windows.

Earlier this month, our licensee, American Glass Products (AGP), partnered with Elite Auto Tune, a leading U.S. distributor of exclusive and exotic luxury automotive products at the 2009 SEMA International Show in Las Vegas.
A Mercedes S550 exhibited by AGP/Elite at SEMA had its rear side windows made with AGP's Vario Plus Sky brand of aftermarket smart glass using SPD light-control technology. Our licensee, SPD Control Systems Corp., developed and supplied the dynamic controller for these Vario Plus Sky SPD-Smart windows.

In October, our aircraft licensee InspecTech exhibited SPD-Smart products at the NBAA show in Orlando. This show is one of the major shows devoted to private aircraft. On the first day of the show InspecTech announced the Smart Cabin Auto Dimming System (SCADS) for use with its I-Shade and
E-Shade brands of SPD-Smart aircraft cabin windows. After over a year in development, this versatile, programmable cabin-wide control system offers a never-before-possible level of automated control of light, glare and heat entering aircraft cabins. We believe SCADS combined with SPD-Smart shades will be a "game-changer" in the aircraft industry. In addition to taking the benefits of SPD technology to a new level, SCADS is also an enabling system capable of interfacing with other aircraft systems such as Cabin Management Systems, In-Flight Entertainment Systems, and lighting systems. Even within the first few weeks of its introduction, I am pleased to say that this has already garnered much attention in the aircraft industry.

Also at the NBAA, InspecTech's I-Shade and E-Shade brands of SPD-Smart aircraft cabin windows were exhibited in new products by Lou Martin & Associates and MSA - two longstanding industry leaders in pleated shades for aircraft windows. Both of these fine companies are now offering products which combine the benefits of the SPD functionality supplied by InspecTech, with their pleated shades.

While the NBAA focused on private aircraft, the Hamburg Air Show this past
April is the major industry show focusing on larger transport category aircraft. Various SPD-equipped installations in aircraft (both fixed wing and helicopters) were shown at InspecTech's booth in Hamburg. A steady flow of visitors were able to instantly operate InspecTech's I-Shade SPD-Smart cabin shade and learn of its many benefits, and the media even wrote about the SPD-Smart cabin windows being used by Qantas Airlines on their new A380s delivered to them by Airbus. Another respected aircraft industry blog wrote about the dramatic switching speed advantage that SPD-Smart technology has over electrochromics (2-3 seconds for SPD vs. 100 seconds for electrochromics).

Apart from our licensees, other industry professionals and thought leaders have included SPD technology in their presentations at industry conferences. These include the internationally known expert on smart windows, Carl M.Lampert, Ph.D., and George Elvin, Ph.D., Director of the Green Technology Forum, who has independently produced a series of international lectures featuring SPD-Smart technology.

In addition to these activities, our licensees have been actively exhibiting SPD-Smart products at a number of other trade shows and industry conferences. These activities, plus project completions in various areas, the launch at our corporate headquarters of our new SPD-SmartGlass Design Center (and our new interactive exhibit), and our exhibit at Walt Disney World's House of Innoventions in Epcot, have all made it increasingly easier for people to experience the benefits of SPD-SmartGlass around the world.

At our current rate of expenditures, Research Frontiers has enough cash reserves to last it until the first quarter of 2011, not counting any royalty income from product sales between now and then. As we indicated in our quarterly financial statements issued last Thursday, as of September 30, 2008, we had over $4.5 million in cash and cash equivalents. This includes a $2.85 million investment by a group of accredited investors in July 2009. When one-time and non-recurring payments are excluded, our fee income for the third quarter and for the first nine months of this year exceeded fee income for these same periods last year. As a conservatively run company, we have only common stock and options and warrants outstanding, and we have been debt-free since 1986. Our expenses are very predictable, and our capital needs are modest.

More details about all of these developments are available on our web site and in our periodically filed reports with the SEC, and space limitations have required me to be concise and just hit the highlights. However, I urge all of our readers to visit our SmartGlass.com website for more details and also sign up for our email alerts as the pace of new developments has grown considerably recently. Also please be sure to visit our newly launched Facebook, Twitter and Linked-In sites. Videos of SPD-Smart products are available on Research Frontiers' new YouTube channel.

A large part of our success has come from our business partners. These 35 global companies include world-class chemical companies and now also includes nearly all of the world's largest flat glass manufacturers. Standing on the shoulders of these giants, we have also had the opportunity to work directly with their major customers which include an expanding list of the world's largest automotive and aircraft manufacturers. Our progress and success also comes from the trust that our investors have placed in us while providing resources so that we could focus with determination and intensity on finishing the development stage of SPD-Smart light control technology, and working closely with our licensees to bring some of the most energy-efficient and innovative design products into commercial reality. Together, we created a supply infrastructure with global reach, and developed potentially large markets for SPD-Smart products in the automotive, aircraft, marine and architectural industries. With the major technical challenges resolved, and SPD-Smart film in full production, our team of scientists now focus on further improvements in the performance of SPD-Smart technology, and our marketing staff, and those at our various licensees around the world, are concentrating their efforts on generating increased sales. Through a unified effort among Research Frontiers and our investors, licensees and their major customers, we have developed a new and growing industry of which we can all be proud, and one which brings many new benefits to the world including energy efficiency, comfort, safety, protection, and functional design. I want to take this opportunity to thank everyone for their patience as we and our licensees worked hard to get to this stage, and I look forward to continue to share with all of you new developments at an accelerated pace.


Joe Harary


If you have a suggestion for a future Ask Joe column, please email it to me at: AskJoe@SmartGlass.com. If you are an architect, designer, or builder, or a member of the glass, plastic, automotive, aerospace, or marine industry, you probably have read about us or attended one of the trade shows or conferences around the world where we or our licensees have exhibited
SPD-Smart products. I am also pleased to say that many of you, as well as homeowners and other consumers, have made our interactive web site, SmartGlass.com, the first place to look if you are interested in SPD-Smart windows and other products, or if you are trying to keep on top of the most recent developments with Research Frontiers' state-of-the-art SPD-Smart light-control technology.